UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 3, 2015 (the “Distribution Date”), Inland American Real Estate Trust, Inc. (the “Company”) completed the previously announced spin-off of Xenia Hotels & Resorts, Inc. (“Xenia”) through a taxable pro-rata distribution by the Company of 95% of the outstanding common stock of Xenia to holders of record of the Company’s common stock as of the close of business on January 20, 2015 (the “Record Date”). Each holder of record of the Company’s common stock received one share of Xenia’s common stock for every eight shares of the Company’s common stock held at the close of business on the Record Date (the “Distribution”). In lieu of fractional shares, stockholders of the Company will receive cash. On February 4, 2015, Xenia’s common stock began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “XHR.”

In connection with the Distribution, the Company entered into certain agreements that, among other things, provide a framework for the Company’s relationship with Xenia after the Distribution, including a Transition Services Agreement, an Employee Matters Agreement and First Amendment to Indemnity Agreement, and amended and restated its credit agreement. Descriptions of each of these agreements are included below.

Transition Services Agreement

On February 3, 2015, the Company and Xenia entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which the Company and its subsidiaries will provide to Xenia, on an interim, transitional basis, certain legal, information technology, and financial reporting services and other assistance that is consistent with the services provided by the Company to Xenia before the separation or that is designed to provide temporary assistance while Xenia develops its own stand-alone systems and processes and transitions historical information and processes from the Company to Xenia. The charges for the transition services generally are intended to allow the Company to fully recover the costs directly associated with providing the services, plus all out-of pocket costs and expenses. The fee for each of the transition services will be based on a pre-determined monthly amount for each service.

The Transition Services Agreement will terminate on the earlier of March 31, 2016 and the termination of the last service provided under it. Xenia can terminate particular services prior to the scheduled expiration date on at least thirty days’ written notice, and except in limited circumstances set forth therein, services can only be terminated at a month-end. Due to interdependencies between services, certain services may be extended or terminated early only if other services are likewise extended or terminated.

The liability of the Company under the Transition Services Agreement will be limited to the aggregate fees it receives pursuant to the Transition Services Agreement. The Transition Services Agreement also provides that Xenia shall indemnify, defend and hold harmless the Company from and against all losses arising from, relating to or in connection with the use of any services by Xenia or its affiliates, except to the extent such losses arise from, relate to or are a consequence of the Company’s recklessness or willful misconduct.

It is expected that the total amount that will be paid to the Company pursuant to the Transition Services Agreement, assuming that the agreement is not amended, will be between $500,000 and $800,000 for the first twelve months following the separation.

The description set forth in this Item 1.01 under the heading “Transition Services Agreement” is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is also attached hereto as Exhibit 10.1 and incorporated herein by reference.

Employee Matters Agreement

On February 3, 2105, the Company and Xenia entered into an Employee Matters Agreement (the “Employee Matters Agreement”) for the purpose of allocating between them certain assets, liabilities and responsibilities with respect to employee-related matters.

The Employee Matters Agreement will govern the Company’s and Xenia’s compensation and employee benefit obligations relating to current and former employees of each company, and generally will allocate liabilities and responsibilities relating to employee compensation and benefit plans and arrangements. The Employee Matters Agreement generally provides that, prior to or in connection with the separation, Xenia employees will cease to participate in employee benefit plans and programs maintained by the Company, and from and after the separation, will participate in plans and programs maintained by Xenia for the benefit of its employees. In addition, the Employee Matters Agreement provides that, unless otherwise specified, the Company will be responsible for liabilities associated with employees who will be employed by the Company following the separation and former Company employees, and Xenia will be responsible for liabilities associated with employees who will be employed by Xenia following the separation and former Xenia employees.

The Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the transfer of employees as between the Company and Xenia, COBRA and disability coverage obligations, workers’ compensation, accrued paid time off, employee service credit, and the sharing of employee information. The agreement specifically provides that each of the Company and Xenia will be responsible for liabilities for awards under their respective share unit plans, except that the Company will be liable for awards granted to Company employees under the Xenia share unit plan prior to the separation. Accounts in the Company’s 401(k) plan attributable to Xenia employees and former Xenia employees and all of the related assets in the Company’s 401(k) plan will be transferred to Xenia’s 401(k) plan as soon as practicable following the separation.

The description set forth in this Item 1.01 under the heading “Employee Matters Agreement” is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is also attached hereto as Exhibit 10.2 and incorporated herein by reference.

First Amendment to Indemnity Agreement

On February 3, 2015, the Company and Xenia entered into a First Amendment to the Indemnity Agreement (the “First Amendment”), which modified the terms of that certain Indemnity Agreement, dated as of August 8, 2014 (the “Indemnity Agreement”) entered into between the Company and Xenia. The First Amendment amends the Indemnity Agreement to provide, subject to the terms thereof, for the advancement of expenses by the Company to any indemnitee under the Indemnity Agreement in the event that such indemnitee is conducting the defense of a third party claim. The description set forth in this Item 1.01 under the heading “First Amendment to Indemnity Agreement” is qualified in its entirety by reference to the full text of the First Amendment, which is also attached hereto as Exhibit 10.3 and incorporated herein by reference. A description of the Indemnity Agreement can be found in the Company’s Quarterly Report on Form 10-Q filed on November 2, 2014 under the section entitled “Subsequent Events.” Such summary is incorporated herein by reference.

Credit Agreement

In addition, on February 3, 2015, the Company entered into an amended and restated credit agreement for a $300 million unsecured revolving credit facility (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”) by and among KeyBank National Association (“KeyBank”), as administrative agent, swing line lender and letter of credit issuer; KeyBanc Capital Markets Inc. and J. P. Morgan Securities LLC, as joint lead arrangers; JPMorgan Chase Bank, N.A., as syndication agent; and other lenders party thereto (together with KeyBank and JPMorgan and the other lenders from time to time party thereto, the “Lenders”). The Revolving Credit Facility includes a sublimit of $50 million for swingline loans and a sublimit of $50 million for letters of credit. The Revolving Credit Facility provides the Company with the ability from time to time to increase the size of the Revolving Credit Facility up to a total of $600 million, subject to certain conditions. The proceeds of the Revolving Credit Facility may be used by the Company for its general corporate purposes, including repayment of indebtedness, property acquisitions, capital expenditures, development, redevelopment, capital reserves and working capital. Certain of the Company’s subsidiaries (the “Guarantors”) have guaranteed the Company’s obligations under the Revolving Credit Facility.

The Revolving Credit Facility matures on February 2, 2019 (the “Initial Term”) and contains one 12-month extension option that the Company may exercise upon payment of an extension fee equal to 0.15% of the total commitments under the Revolving Credit Facility on the maturity date and subject to certain other conditions. Until the Company obtains an investment grade credit rating from either Standard & Poor’s Ratings Group. or Moody’s Investor Service, Inc. (an “Investment Grade Rating”), the rate on amounts outstanding under the Revolving Credit Facility will generally be LIBOR plus a margin which will be based on the Company’s then current leverage ratio and is currently 140 basis points. Any time after the Company obtains an Investment Grade Rating, the Company may elect on a one-time basis that the interest rate be determined based on the Company’s credit rating rather than its leverage ratio (the “Ratings Based Pricing Election”). After making the Ratings Based Pricing Election, the rate on amounts outstanding under the Revolving Credit Facility will generally be LIBOR plus a margin which will be based on the Company’s then current credit rating. The Company currently has no borrowings outstanding under the Revolving Credit Facility.

Until the Company makes the Ratings Based Pricing Election, the Company must pay to the Lenders an unused fee based on (i) an annual rate of 0.25% at such time as less than 50% of the Revolving Credit Facility is being used, or (ii) an annual rate of 0.15% at such time as 50% or more of the Revolving Credit Facility is being used (the “Unused Fee”). After the Company makes the Ratings Based Pricing Election, the Unused Fee no longer accrues and the Company must instead pay to the Lenders an annual facility fee that equals the amount of the Lenders’ total commitment under the Revolving Credit Facility multiplied by 0.125% to 0.30%, depending upon the Company’s credit rating. Upon the issuance of each letter of credit under the Revolving Credit Facility, the Company must also pay KeyBank an issuance fee equal to the highest of (a) $1,500 or (b) 0.125% of the face amount of the letter of credit. The Company must thereafter pay a facility letter of credit fee on each outstanding letter of credit equal to the face amount of the letter of credit multiplied by the applicable LIBOR Margin. Such fees, other than the fronting fee, are payable quarterly in arrears.

The Revolving Credit Facility requires the maintenance of certain financial covenants, including: (i) a maximum consolidated indebtedness to total asset value ratio, (ii) a minimum adjusted EBITDA (as defined in the Credit Agreement) to fixed charges ratio, (iii) a minimum consolidated net worth, (iv) a minimum adjusted unencumbered NOI (as defined in the Credit Agreement) to unsecured interest expense ratio, (v) a maximum unsecured indebtedness to unencumbered pool value ratio, (vi) a maximum dividend payout ratio, (vii) maximum secured recourse indebtedness to total asset value ratio and (viii) a maximum unhedged variable rate debt to total asset value ratio.

The Revolving Credit Facility provides for several customary events of default, including: (i) the Company’s failure to make all payments when due under the Revolving Credit Facility, (ii) the Company’s or any of the Guarantors’ failure to perform as required under the Revolving Credit Facility, (iii) a breach of any representation, warranty or covenant by the Company or any of the Guarantors after the expiration of any applicable grace and cure periods, (iv) the institution of any proceeding seeking an order for relief under the Federal bankruptcy laws or seeking to adjudicate the Company or any Guarantor as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of the Company’s or any Guarantor’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, and (v) an unapproved change in control of the Company. Upon the occurrence of an event of default, all amounts owed by the Company under the Revolving Credit Facility may be declared or may become immediately due and payable.

The description set forth in this Item 1.01 under the heading “Credit Agreement” is qualified in its entirety by reference to the full text of the Credit Agreement, which is also attached hereto as Exhibit 10.4 and incorporated herein by reference.

In connection with the entry into the Credit Agreement, the Company’s prior credit agreement, dated May 8, 2013, by and among the Company, KeyBank National Association, as administrative agent, KeyBanc Capital Markets, as joint lead arranger, JPMorgan Chase Bank, N.A., as syndication agent, J.P. Morgan Securities LLC, as joint lead arranger, and Bank of American, N.A., Citibank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents and the other lenders from time to time parties thereto, was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 3, 2015, the Company completed the previously announced spin-off of Xenia. Xenia is now a stand-alone publicly traded real estate investment trust and its shares of common stock trade on the NYSE under the symbol “XHR.” The description of the Distribution included in Item 1.01 is incorporated herein by reference into this Item 2.01.

The Company’s pro forma financial information giving effect to the spin-off of Xenia described above is attached as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Agreement included in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 4, 2015, the Company issued a press release announcing the completion of the Distribution. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2014 and Pro Forma Consolidated Statements of Operations of the Company for the Nine Months Ended September 30, 2014 and the Years Ended December 31, 2013, 2012, and 2011 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

10.1	Transition Services Agreement by and between Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc., dated as of February 3, 2015.

10.2	Employee Matters Agreement by and between Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc., dated as of February 3, 2015.

10.3	First Amendment to Indemnity Agreement by and among Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc., dated as of February 3, 2015.

10.4	Credit Agreement by and among Inland American Real Estate Trust, Inc., KeyBank National Association, as administrative agent, swing line lender and letter of credit issuer; KeyBanc Capital Markets Inc. and J. P. Morgan Securities LLC, as joint lead arrangers; JPMorgan Chase Bank, N.A., as syndication agent; and other lenders party thereto, dated as of February 3, 2015.

99.1	Press Release of Inland American Real Estate Trust, Inc., dated as of February 4, 2015.

99.2	Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2014 and Pro Forma Consolidated Statements of Operations of the Company for the Nine Months Ended September 30, 2014 and the Years Ended December 31, 2013, 2012 and 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: February 9, 2015	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Executive Vice President – Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Services Agreement by and between Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc., dated as of February 3, 2015.

10.2	Employee Matters Agreement by and between Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc., dated as of February 3, 2015.

10.3	First Amendment to Indemnity Agreement by and among Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc., dated as of February 3, 2015.

10.4	Credit Agreement by and among Inland American Real Estate Trust, Inc., KeyBank National Association, as administrative agent, swing line lender and letter of credit issuer; KeyBanc Capital Markets Inc. and J. P. Morgan Securities LLC, as joint lead arrangers; JPMorgan Chase Bank, N.A., as syndication agent; and other lenders party thereto, dated as of February 3, 2015.

99.1	Press Release of Inland American Real Estate Trust, Inc., dated as of February 4, 2015.

99.2	Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2014 and Pro Forma Consolidated Statements of Operations of the Company for the Nine Months Ended September 30, 2014 and the Years Ended December 31, 2013, 2012 and 2011.